Exhibit 99.1

AR Capital Sponsored Program Completes First Full-Cycle Liquidity Event of 2015

American Realty Capital Healthcare Trust Sold for $3.2 Billion in Stock and Cash

Transaction Delivers $13.12 Per Share, Representing Over a 30% Increase from Initial Share Price(1)

Marks Seventh Liquidity Event on Five AR Capital Sponsored Programs

AR Capital Full-Cycle Programs Have Created $12 Billion of Value on $9 Billion of Invested Capital

New York, New York, February 2, 2015 – AR Capital, LLC (“AR Capital”) today announced the successful completion of a previously announced transaction for its sponsored program, American Realty Capital Healthcare Trust, Inc. (“ARC Healthcare”) in a stock and cash transaction valued at $3.2 billion, or $13.12 per ARC Healthcare share.

“ARC Healthcare has consistently taken a rigorous and strategic approach to delivering value for shareholders,” said P. Sue Perrotty, Independent Director of ARC Healthcare prior to its sale. “I would like to thank both Executive Chairman Nicholas Schorsch and CEO Thomas D’Arcy for their vision and tireless dedication from the program’s inception through the closing of this transaction. This no doubt marks yet another significant accomplishment and high-point for ARC Healthcare and its valued shareholders. The consummation of this transaction, which represents over a 30% increase per share from the program’s inception(1), further demonstrates our Investor First approach and our commitment to providing enhanced value for our dedicated, long-term shareholders. In addition to share appreciation, ARC Healthcare paid a consistent monthly dividend from its inception to today's transaction, delivering both steady income and capital appreciation to investors.”

“The announced transaction is one of the most successful liquidity events in AR Capital’s history,” added Thomas D’Arcy, Chief Executive Officer of ARC Healthcare. “Shortly after incorporating ARC Healthcare in 2010, we began raising and ultimately fully deployed $1.8 billion of equity capital through the strategic acquisition of high-quality healthcare real estate. This was followed by ARC Healthcare listing its shares on the NASDAQ Global Select Market in April 2014 at a premium to the original offering price of $10.00 per share. The company’s execution, culminating with the close of this transaction, is a testament to the strength and talent of Ed Lange, our chief financial officer, Todd Jensen, our Chief Investment Officer and the entire ARC Healthcare team.”

This transaction follows three announced significant strategic milestones for AR Capital sponsored programs including American Realty Capital Global Trust, Inc., American Realty Capital Healthcare Trust II, Inc. and American Realty Capital Trust V, Inc.:

•	American Realty Capital Global Trust, Inc. (“ARC Global”) announced that it had engaged Barclays Capital Inc. and RCS Capital as financial advisors to assist in its evaluation of potential strategic alternatives following the close of its $1.7 billion non-listed, initial “best efforts” public offering on June 30, 2014, and the subsequent deployment of all of the net proceeds available for investment from that offering, including properties under contract. Using prudent leverage at a weighted average interest rate of 2.6%, ARC Global has acquired a portfolio of global net lease assets across Europe and the United States for an aggregate purchase price of approximately $2.4 billion.(2)

•	American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) announced that it had completed its $2.1 billion non-listed, initial “best efforts” public offering as of November 17, 2014, and had already invested approximately $1.84 billion in properties, including those under contract, through December 31, 2014. ARC HT II has acquired a diversified portfolio of healthcare properties, including medical office buildings, senior housing and other healthcare-related facilities and expects to deploy substantially all of the net proceeds available for investment by the end of the first quarter of 2015.

•	American Realty Capital Trust V, Inc. (“ARCT V”) announced that it had engaged J.P. Morgan Securities LLC and RCS Capital as financial advisors to assist in its evaluation of potential strategic alternatives following the close of its $1.7 billion non-listed, initial “best efforts” public offering on December 31, 2013, and the subsequent deployment of all of the net proceeds available for investment from that offering. ARCT V has acquired a diversified portfolio of over 400 net lease assets across the United States for an aggregate purchase price of approximately $2.2 billion.

“The acquisition of ARC Healthcare is the seventh successful liquidity event for AR Capital sponsored programs,” said William M. Kahane, Co-Founder of AR Capital. “I am happy to say that AR Capital’s full-cycle programs have returned $12 billion in value to shareholders on approximately $9 billion in capital raised. Looking ahead, we will maintain our unwavering commitment to delivering value for our shareholders. As our recently announced events for AR Capital sponsored programs including ARC Global, ARC HT II and ARCT V demonstrate, we will look to further expand our track record of creating value by executing on strategic opportunities. We look forward to identifying additional opportunities to deliver value to our investors, while continuing to execute on our business plan.”

(1) Based upon original offer price of $10.00 per share (2) Properties owned or under contract

About AR Capital

Founded in 2006, AR Capital is a full-service investment management firm providing advisory services to retail and institutional investors. AR Capital is an active sponsor and manager of numerous alternative investment programs, including multiple real estate investment trusts (“REITs”), open-end mutual funds, two business development companies and a closed–end fund.  Additional information can be found at www.americanrealtycap.com.

About ARC Global

ARC Global is a publicly registered, non-traded REIT that qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. Additional information about ARC Global can be found on its website at www.arcglobaltrust.com.

About ARC Healthcare Trust II

ARC HT II is a publicly registered, non-traded REIT that qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. Additional information about ARC HT II can be found on its website at http://www.thehealthcarereit2.com.

About ARCT V

ARCT V is a publicly registered, non-traded REIT that intends to qualify as a REIT for tax purposes with the taxable year ending December 31, 2013. Additional information about ARCT V can be found on its website at www.arct-5.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of ARC HT II’s Annual Report on Form 10-K filed on March 7, 2014, the Risk Factors section of ARC Global’s Annual Report on Form 10-K filed on March 7, 2014, and the Risk Factors section of ARCT V’s Annual Report on Form 10-K filed on March 10, 2014. Further, forward-looking statements speak only as of the date they are made, and none of AR Capital, ARC HT II nor ARC Global undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations abackman@arlcap.com (917) 475-2135	Nicholas A. Radesca Chief Financial Officer AR Capital, LLC nradesca@arlcap.com (212) 415-6559